                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          NORRIS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO]
                           Norris Communications, Inc.
                         13114 Evening Creek Drive South
                               San Diego, CA 92128



November 14, 1997

Re: Message from the President

Dear Stockholder:

The purpose of this letter is to emphasize the importance to you as a Norris Communications, Inc. Stockholder of the successful passage of the measures detailed in the attached Proxy Statement for our Annual Meeting. It is critically important to the future operations of the Company that we have sufficient authorized shares of common stock to meet our current obligations and for future use to further develop the Company.

As you know, I was appointed President in January 1997 during difficult financial circumstances. Since that time we have restructured operations and dramatically reduced operating costs. The enclosed Quarterly Report on Form 10-QSB for the second quarter ended September 30, 1997 shows a reduction in operating costs from $2,857,336 in the prior year's first six months to $678,175 in the current first six months. We have also dramatically reduced our operating losses by exiting direct manufacturing and focusing on OEM sales and licensing of our exciting digital recording and processing technology.

The Company has made important business progress as outlined in the enclosed Annual Report on Form 10-KSB. We have expanded our original private labeling agreement with Sanyo for all of Europe. We have also passed important contract milestones contained in our OEM product development agreement with Lanier Worldwide, Inc. These agreements provide the foundation for exploiting our proprietary technologies. We are also developing exciting new technology called Flashback Audio(TM), designed for CD-quality music playback using SanDisk's CompactFlash(R) memory.

During the last several months we aggressively worked to restructure our equity. We negotiated a floor on the exercise price of outstanding prepaid warrants (more fully described in the Proxy Statement) to remove the uncertainty about our share structure. This occurrence made the recent preferred stock financing possible (also described in the Proxy Statement). This financing was critically needed and provides working capital for our agreements with Sanyo and Lanier and funds to develop Flashback Audio. However, the agreements we have reached to restructure our equity requires a VOTE FOR Proposal #3 to increase the authorized shares of common stock from 60,000,000 to 120,000,000 shares. Failure of this Proposal would nullify many of the advantages contained in recent agreements.

The Company does not have sufficient authorized and unissued shares of common stock to meet its current obligations. Nor does the Company have any authorized and unissued shares of common stock to raise additional money in the future, if required, respond to business opportunities, seek corporate or strategic partners or to attract and retain talented employees. We will need additional technical personnel to carry out our business plan and in the highly competitive San Diego market, stock-based incentives are an important component of compensation.

Failure of Proposal #3 to pass could have serious negative consequences to the Company. Prepaid warrant holders may nullify terms of existing agreements, the mandatory redemption provisions of preferred stock will accelerate, and the Company could become exposed to significant cash payments to secured note holders. The Company additionally would be required to continue to hold additional stockholder meetings or consent solicitations in an attempt to obtain approval for the proposed increase. These efforts are costly and divert important management time from the operations of the business.

The Board of Directors believes that the Company's ability to continue as a going concern could be jeopardized by the failure of Proposal #3 and this could have a significant detrimental effect on the holders of the Company's common stock. The Board of Directors urge you to VOTE FOR the proposals described in the Proxy Statement. With respect to Proposal #3, a NON-VOTE IS EQUIVALENT TO A NO VOTE thereby reducing the chance of passage.

Unless you plan to attend the Annual Meeting in person, please review the enclosed Proxy Statement carefully, complete and sign the enclosed Proxy to indicate whether you approve or disapprove of the proposals therein. YOUR RESPONSE SHOULD BE RECEIVED NO LATER THAN THE JANUARY 5, 1998 MEETING DEADLINE IN ORDER THAT YOUR VOTE BE CONSIDERED. MOREOVER, WE REQUEST THAT YOU RESPOND PROMPTLY TO ASSIST US IN TABULATING THE PROXIES.

With the matters described herein successfully behind us, management can focus on building stockholder value and operating the business. If you have any questions, please contact our Corporate Secretary, Robert Putnam, or me at 619-679-1504.

Sincerely,



/s/ Alfred H. Falk
--------------------------
Alfred H. Falk
President

                           NORRIS COMMUNICATIONS, INC.
          13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128
                           TELEPHONE - (619) 679-1504
                           FACSIMILE - (619) 486-3922

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 5, 1998

TO THE STOCKHOLDERS OF
NORRIS COMMUNICATIONS, INC.

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Norris Communications, Inc., a Delaware corporation (the "Company"), will be held at the Rancho Bernardo Inn, located at 17550 Bernardo Oaks Drive, San Diego, California 92128, on Monday, January 5, 1998, beginning at 2:00 p.m. local time. The Annual Meeting will be held for the following purpose:

    1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 1998, until such directors' successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

    2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 6,000,000 to an aggregate of 10,000,000 shares.

    3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, $.001 par value, that the Company is authorized to issue from 60,000,000 to 120,000,000.

    4. To ratify the appointment of Ernst & Young as independent accountants for the Company for the fiscal year ending March 31, 1998.

    5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed November 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

        We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

        STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.



                                             By Order of the
                                             Board of Directors



                                             /s/ ALFRED H. FALK
                                             ------------------------------
                                             ALFRED H. FALK
                                             President

San Diego, California
November 20, 1997

                           NORRIS COMMUNICATIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 5, 1998

The undersigned stockholder of Norris Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 20, 1997, and hereby appoints Elwood G. Norris, Alfred H. Falk and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Norris Communications, Inc., to be held on January 5, 1998, at 2:00 p.m., local time, at the Rancho Bernardo Inn, located at 17550 Bernardo Oaks Drive, San Diego, California 92128, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. ELECTION OF DIRECTORS: ____ FOR all nominees listed below ____ WITHHOLD AUTHORITY to vote
                         (except as indicated)  for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

               Elwood G. Norris, Alfred H. Falk and Robert Putnam.


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000 TO AN AGGREGATE OF 10,000,000 SHARES.

               ___ FOR              ___ AGAINST                  ___ ABSTAIN


3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 60,000,000 TO 120,000,000.

               ___ FOR              ___ AGAINST                  ___ ABSTAIN


4.PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, AS THE INDEPENDENT
  AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998:

               ___ FOR              ___ AGAINST                  ___ ABSTAIN


and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.


                           (Continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000 SHARES TO AN AGGREGATE OF 10,000,000 SHARES, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 60,000,000 TO 120,000,000, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TELEPHONE NUMBER OF THE COMPANY IS (619) 679-1504 AND ITS FACSIMILE NUMBER IS (619) 486-3922.

                                  DATED:                       , 19
                                        -----------------------    ----



                                  --------------------------------------
                                                 Signature




                                  --------------------------------------
                                                 Signature

                                  (This Proxy should be marked, dated and
                                  signed by the stockholder(s) exactly
                                  as his or her name appears hereon, and
                                  returned promptly in the enclosed envelope.
                                  Persons signing in a fiduciary capacity
                                  should so indicate. If shares are held by joint tenants or as community property, both should sign).

















                           NORRIS COMMUNICATIONS, INC.
          13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128
                           TELEPHONE - (619) 679-1504
                           FACSIMILE - (619) 486-3922

                                PRELIMINARY COPY

                           NORRIS COMMUNICATIONS, INC.
                         13114 EVENING CREEK DRIVE SOUTH
                           SAN DIEGO, CALIFORNIA 92128

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 5, 1998

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Norris Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m., local time, on January 5, 1998, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is
(619) 679-1504 and its facsimile number is (619) 486-3922. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 20, 1997.

                             RECORD DATE AND VOTING

        November 14, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of November 14, 1997, there were 56,413,405 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issued and outstanding. A total of 99,500 shares of the Company's preferred stock, $.001 par value per share, were outstanding as of that date with such shares entitled to cast 114.28571 votes per preferred share or 11,371,428 votes in the aggregate. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

        Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. Each share of Preferred Stock is entitled to cast a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is then convertible. With respect to all matters other then the election of directors and the proposed amendment to the Company's Certificate of Incorporation, the affirmative vote of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. The matter of the proposed amendment to the Company's Certificate of Incorporation, requires the affirmative vote of a majority of the outstanding shares of Common Stock on the record date, the Preferred Stock shall not vote on this matter. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors, "FOR" the approval of an amendment to the Company's 1994 stock option plan (the "Plan") to increase the number of shares reserved for issuance thereunder by 6,000,000 shares to an aggregate of 10,000,000 shares, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, $.001 par value, that the Company is authorized to issue from 60,000,000 to 120,000,000, and "FOR" the ratification of the selection of Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1998.

        New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

        A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                              ELECTION OF DIRECTORS

        The Company's bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at four. A vacancy was created on or about June 1997 with the resignation of Michael Joe from the Board of Directors. Since the Company has yet to recruit a suitable replacement for Mr. Joe, a Board of three directors with one vacancy, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's three nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In no event will proxies be voted for a greater number of persons than the number of nominees named. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:



Name                      Age           Principal Occupation                         Director Since
----                      ---           --------------------                         --------------

Elwood G. Norris          59            Chairman of the Board and Chief Executive        1988
                                        Officer of the Company since 1988

Alfred H. Falk            42            President of the Company since 1997              1997

Robert Putnam             39            Vice President and Secretary of the              1995
                                        Company since 1988

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

        Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each executive officer of the Company:

    Name                         Age            Position
    ----                         ---            --------

    Elwood G. Norris             59           Chairman of the Board and Chief Executive Officer
    Alfred H. Falk               42           President and Director
    Robert Putnam                39           Vice President, Secretary and Director
    Renee Warden                 33           Controller

        Elwood G. Norris - Mr. Norris has been Chairman of the Board of Directors of the Company since 1988. From 1988 to October 1995, he was President and Chief Executive Officer. In October 1995 he was appointed Chief Technology Officer and in January was reappointed as Chief Executive Officer. Since 1980, Mr. Norris has also been a Director of American Technology Corporation ("ATC") and served as its President and Chief Executive Officer until February 1994. He is currently Chief Technology Officer of ATC. ATC is a publicly held consumer electronic products Company, from which the Company acquired JABRA Corporation ("JABRA"). Since August 1989, he has served as director of Patriot Scientific Corporation ("Patriot") and served as Chairman and Chief Executive Officer until June 1994. From June 1995 until June 1996 when he was reappointed Chairman,
Mr. Norris served as temporary President and Chief Executive Officer of Patriot. Patriot is a public company engaged in the development of microprocessor technology, digital modem products and radar and antenna engineering. He invented the patented EarPHONE technology owned by JABRA and is the primary inventor of the Company's digital recording technology. Mr. Norris devotes only part-time services to the Company, approximately twenty hours per week.

        Alfred H. Falk - Mr. Falk was appointed President and a Director of the Company in January 1997. From March, 1995, prior to his appointment as President, he served as Vice President, Business Development and Vice President of OEM and International Sales of the Company. Before joining the Company, Mr. Falk was with Resources Internationale where he served as Director of U.S. Sales from 1993 to 1995. From 1988 to 1993, Mr. Falk was the Manager of OEM Sales and Technology Licensing for Personal Computer Products, Inc. in San Diego. From 1978 to 1988 Mr. Falk held several management positions at DH Technology and was instrumental in its successful start up. Mr. Falk attended Palomar College in San Marcos and Foothill College in Los Altos, California.

        Robert Putnam - Mr. Putnam was appointed Secretary of the Company in March 1988, and Vice President in April 1993. He was appointed a director of the Company in 1995. He served as a director of ATC from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Vice President, Treasurer and Assistant Secretary of ATC. He has also served as Secretary/Treasurer and a director of Patriot since 1989. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately ten hours per week.

        Renee Warden - Ms. Warden was appointed Controller of the Company in June 1997. From November 1991 to June 1997 she was Accounting Manager for the Company. Since 1993 she has attended Palomar College and most recently the accounting program at the University of Phoenix, San Diego.

        For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below. The Board of Directors met three times during fiscal 1997, which meetings each director then in office attended. The Board of Directors also took action on nine occasions by means of written consent in lieu of a meeting after informal discussions, as permitted by law, each member of the Board participated in those discussions, and the actions by written consent were unanimous.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

        As of the date of this Proxy Statement, the Board of Directors has no formal standing Audit, Compensation or Nominating Committee. These functions during fiscal 1997 were performed by the entire Board of Directors.

DIRECTOR COMPENSATION

        Standard Compensation - The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors' or committee meetings.

        Stock Options - Directors have received in the past and may receive in the future stock options pursuant to the Company's stock option plans. No options were issued to non-employee directors during the fiscal year ended March 31, 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for the years ended March 31, 1997, 1996 and 1995, the cash compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company who received compensation in excess of $100,000 in that year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                       Annual Compensation          Compensation
                                    ---------------------------    --------------
Name and                    Fiscal                        Other       Options         All Other
Principal Position           Year    Salary    Bonus     Annual     (# of Shares)    Compensation
------------------           ----    ------    -----     ------     -------------    ------------
Elwood G. Norris, Chairman   1997   $105,788    -0-       -0-            -0-           $ 5,940(2)
and Chief Executive          1996   $163,500    -0-       -0-         400,000              -0-
Officer(1)                   1995   $120,384    -0-       -0-            -0-               -0-

R. Gordon Root, President &  1997   $150,900  $30,000     -0-            -0-           $ 5,940(2)
Chief Executive Officer(3)   1996   $ 85,615  $20,000(4)  -0-         150,000
-0-
                             1995   $-0-        -0-       -0-            -0-               -0-

Peter Gorrie, Chief          1997   $ 86,742  $31,990   $13,726(6)       -0-           $40,000(7)
Operating Officer(5)         1996   $ 29,262    -0-       -0-            -0-               -0-
                             1995   $-0-        -0-       -0-            -0-               -0-

(1) In September 1995, the Company entered into an employment agreement with Elwood G. Norris, the Company's Chief Executive Officer. The employment agreement provides for payment of a base salary of $115,000 per year until October 31, 1997, when the base salary shall automatically increase 10% per year. The employment agreement, which terminates on September 30, 1999, further provides that Mr. Norris (or his estate) shall continue to receive his base salary for a period of not longer than twelve months in the event Mr. Norris is unable to fulfill his duties due to mental or physical disabilities or death. Under terms of the employment agreement, Mr. Norris also is entitled to participate in the Company's bonus pool and health insurance plan. From time to time, Mr. Norris has waived certain compensation due him under this employment agreement. There are no deferred amounts payable to Mr. Norris.

(2) Represents bonus paid by issuance of 10,000 shares of Common Stock valued at $5,940.

(3) Chief Executive Officer from October 1995 to December 1996.

(4) Amount stated reflects fair market value of 13,333 shares of Common Stock as of the date of grant.

(5) Chief Operating Officer from February 1996 to January 1997.

(6) Amount stated reflects automobile expenses of $13,726.

(7) Amount stated reflects a severance payment of $40,000.

        There were no options to purchase shares of the Company's Common Stock granted in the fiscal year ended March 31, 1997 to the Chief Executive Officers or any of the Named Executive Officers.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

There were no options exercised by the Named Executive Officers during the fiscal year ended March 31, 1997. The following table provides information on unexercised options at March 31, 1997:

                          FISCAL YEAR-END OPTION VALUES

                      Number of Unexercised             Value of Unexercised
                           Options At                  In-the-Money Options At
                         March 31, 1997                    March 31, 1997
                  -----------------------------    -----------------------------
Name              Exercisable     Unexercisable    Exercisable     Unexercisable
----              -----------     -------------    -----------     -------------
Elwood G. Norris  700,000(1)          -0-             $-0-            $-0-

    (1) Subsequent to March 31, 1997 a total of 192,500 of these options expired and the balance was voluntarily canceled to allow share issuances to Prepaid Warrant holders.

        The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations. The Company has no defined benefit or actuarial plans covering any person.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

        The following security ownership information is set forth, as of November 14, 1997, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table currently employed by the Company, and all current directors, nominees and executive officers as a group (four persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.


                                             Amount and Nature of
Name and Address of Beneficial Owner(1)      Beneficial Ownership(2)      Percent of Class
---------------------------------------      -----------------------      ----------------
Elwood G. Norris                                   709,838                        1.3%
Robert Putnam                                       40,000                         *
Alfred H. Falk                                         -0-(5)                      *
Renee Warden                                         2,000                         *
Gross Foundation, Inc.                           3,182,640                        5.6%
Morgen Christiano & Co. LLC                      2,911,657                        5.2%
All officers, directors and nominees
  as a group (4 persons)                           751,838                        1.3%

*  Less than 1%

    (1) The address of each beneficial owner other than the Gross Foundation, Inc. is 13114 Evening Creek Drive South, San Diego, California 92128. The address of the Gross Foundation, Inc. is 1660 49th Street, Brooklyn, New York 11204. The address of Morgen Christiano & Co., LLC is 1246 Lago Vista Drive, Beverly Hills, California 90210.

    (2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

    (3) Includes 225,000 shares owned by ATC as a result of Mr. Norris' 29% ownership. Excludes unvested options granted to Mr. Norris in June 1997 to purchase 450,000 shares (original June 1997 option issuance was for 700,000 shares with options on 250,000 shares subsequently voluntarily canceled by Mr. Norris to allow share issuances to Prepaid Warrant holders).

    (4) Excludes unvested options to purchase 150,000 shares. (5) Excludes unvested options to purchase 369,684 shares (original June
          1997 option issuance was for 500,000 shares with options on 130,316 shares subsequently voluntarily canceled by Mr. Falk to allow share issuances to Prepaid Warrant holders).

    (6)  Consists entirely of presently exercisable options to purchase shares.

    (7) Based solely on information provided to the Company by such beneficial owner. Does not include any shares of Common Stock which may be acquired from time to time upon exercise of Prepaid Warrants upon the approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock.

    (8) Based solely on a review of a stockholder transcript prepared by the transfer agent for the Company.

    (9) Includes presently exercisable options to purchase 2,000 shares and the 225,000 shares owned by ATC and attributable to Mr. Norris.

        The above table does not include ownership of over 5% of the Company's outstanding Common Stock that may beneficially exist by holders of prepaid warrants exercisable into Common Stock at a discount to market. Other than as disclosed herein, the Company has received no current information regarding the beneficial holdings of prepaid warrant holders, nor has it been advised, other than as disclosed herein, by any holders that they beneficially own more than 5% of the Company's Common Stock.

        On July 17, 1997 an electronic Form 13D was filed by UFH Endowment Ltd. with an address of Liechtenstein not specifying a number of shares owned. The Company has no additional information regarding the number of shares held currently or the investment intent of this investor.

        The following security ownership information is set forth as of November 14, 1997, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Series A Redeemable Convertible Preferred Stock, the only class of preferred stock outstanding. Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's preferred stock.

                                                     Amount and                   Votes
                                                      Nature of                 Entitled
                                                     Beneficial    Percent of   to Cast At
Name and address of Beneficial Owner                Ownership (1)    Class     Meeting (2)
------------------------------------                -------------    -----     -----------
CCL PACIFIC LTD.                                      20,000          20.1%     2,285,714
1005A Lippo Tower
89 Queensway, Central
Hong Kong

TAISHIN COMPANY (HONG KONG) LTD.                      15,000          15.1%     1,714,286
Room 605 Central Building
No. 1 Pedder Street, Central
Hong Kong

CANUSA TRADING LTD.                                    7,500           7.5%       857,143
37 Reid Street, 2nd Flr., Armoury Bldg.
Hamilton, Bermuda

NEO OPTICS LTD.                                        7,500           7.5%       857,143
1600-555 Burrard Street
Vancouver, B.C. V7X1S6  Canada

PARIL HOLDING                                          7,500           7.5%       857,143
137 Martastrasse
Zurich 8040 Switzerland

R. KIRK AVERY                                          5,000           5.0%       571,429
6121 Vista de la Mesa
La Jolla, California  92037

JERRY E. POLIS FAMILY TRUST                            5,000           5.0%       571,429
3188 Bel Air Drive
Las Vegas, Nevada  89109

BARBARA C. ROEMER                                      5,000           5.0%       571,429
7175 Eads Avenue
La Jolla, California  92037

TIA LTD.                                               5,000           5.0%       571,429
1600-555 Burrard Street
Vancouver, B.C. V7X1S6  Canada

ARCADIA MUTUAL FUND INC.                               5,000           5.0%       571,429
55 Frederick Street
Box CB  13029
Nassau, Bahamas


(1) Represents number of shares of preferred stock, $.001 par value, held as of November 14, 1997. At such date an aggregate of 99,500 shares of preferred stock were issued and outstanding entitled to cast 11,371,428 votes in the aggregate.

(2) Represents the number of votes the holder is entitled to cast at the meeting with the common stockholders and preferred stockholders voting as a single class. However with respect to the matter of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock only the common stockholders shall be entitled to vote and the preferred stockholders shall not vote on this matter.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

        Based solely on a review of copies of such reports furnished to the Company and written representation that no other reports were required during the fiscal year ended March 31, 1997, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission, except as follows: (1) to the Company's knowledge, former executive officer Kathleen Terry's Form 3 for May 1996 and former director Michael W. Joe's Form 3 for December 1996 were not filed and Fred Falk's Form 3 for January 1997 was filed late in June 1997; and (2) Robert Putnam's Form 4 and Elwood G. Norris' Form 4 for December 1996 each reporting one transaction were filed one day late.

                              CERTAIN TRANSACTIONS

        Elwood Norris, Chairman and Chief Technology Officer of the Company, is also a director of ATC. He is the owner of 2,844,438 shares of ATC (representing approximately 29% of its issued and outstanding capital) and Robert Putnam, the Vice President/Secretary and a director of the Company is also a director, President and Chief Executive Officer of ATC. He is the owner of 420,000 shares of ATC (representing approximately 4% of its issued and outstanding shares).

        Commencing July 11, 1997 the Company jointly leased with ATC an aggregate of 12,925 square feet of engineering office space at 13114 Evening Creek Drive South, San Diego, California of which the Company occupies approximately 5,500 square feet at a cost of $5,800 per month. From April 1996 to July 1997, the Company provided approximately 2,407 square feet of space at the Company's 12725 Stowe Drive, Poway, California facility and certain support services to ATC at the rate of $3,095 per month. The Company believes that the terms of the above arrangements are no less favorable than could be obtained from an independent and unaffiliated party. The Company's former facility was sublet by the landlord and the Company effective on September 30, 1997 entered into a three year term note for $182,129 representing a settlement of unpaid rentals and termination of the lease agreement.

        Conflicts of Interest. Certain conflicts of interest now exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

        Officer and director Robert Putnam also acts as Treasurer and Secretary of Patriot where he ultimately reports to the Board of Directors of which Mr. Norris is Chairman. Mr. Putnam is Vice President, Treasurer and Asst. Secretary of ATC of which Mr. Norris is a director. The possibility exists that these other relationships could affect Mr. Putnam's independence as a director of the Company. The Company has not provided a method of resolving this conflict and probably will not do so, partly due to inevitable extra expenses and delay any measures would occasion. Mr. Norris and Mr. Putnam are obligated to perform their duties in good faith and to act in the best interest of the Company and its stockholders, and any failure on their part to do so may constitute a breach of their fiduciary duties and expose them to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Norris or Mr. Putnam would be excluded from liability or indemnified if they breached their loyalty to the Company.

                             1994 STOCK OPTION PLAN

        The Company adopted the Plan in September 1994. The Plan is designed to promote the interest of the Company and its stockholders by providing an incentive to certain key employees, directors and consultants of the Company and its affiliates to continue their employment and to afford such employees, directors and consultants the opportunity to acquire and enlarge their stock ownership in the Company in order that they may have a direct interest in the Company's success. The Plan provides for the granting of options which either qualify for treatment as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and are designated "incentive stock options" or which do not qualify for such treatment and are designated "nonstatutory stock options." Unless the context clearly indicates to the contrary, the term "option" used herein shall mean either an incentive stock option or non-statutory stock option and the term "optionee" shall mean any person holding an option granted under the Plan.

ADMINISTRATION

        The Plan is administered by a committee which the Board appoints to administer the Plan (the "Committee"). The Committee makes such rules and regulations and establishes such procedures for the administration of the Plan as it deems appropriate. In accordance with the provisions of the Plan, the Committee has authority to determine from time to time the persons who will be granted options, the number of shares subject to each option, the time or times when options may be granted and to prescribe such terms and provisions of each option granted which are not inconsistent with the Plan. The Committee also construes and interprets the Plan and options granted it and determines all questions of policy which may arise in the administration of the Plan.

ELIGIBILITY

        Key employees, directors and consultants of the Company and its affiliates are eligible for selection as participants in the Plan. Incentive stock options may be granted only to full-time key employees of the Company, including, without limitation, officers and members of the Board who are also full-time key employees at the time of grant. Non-qualified stock options may be granted to employees (including officers) and directors of and consultants to the Company. In no event, however, may a member of the Committee be granted an option under the Plan.

CEILING OF INCENTIVE STOCK OPTION GRANTS

        The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock for which incentive stock options may be exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the Plan exceeds such maximum, such incentive stock option shall be considered a non-qualified stock option and not qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN

        Subject to adjustment by reason of stock splits or similar capital adjustments, options may be granted under the Plan covering a maximum aggregate of 4,000,000 shares of Common Stock. At the Annual Meeting the stock holders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares issuable under the Plan to 10,000,000. The Board of Directors approved such amendment, subject to stockholder approval, in September 1997.

OPTION PRICE

        The option exercise price per share for non-qualified stock options granted under the Plan must be 85% of the fair market value of the Common Stock determined on the date the option is granted. The option exercise price per share for incentive stock options granted under the Plan must be 100% of the fair market value of the Common Stock determined on the date that the option is granted, except that in the case of an employee owning more than 10% of the combined voting power of all classes of stock of the Company (applying attribution rates), the option exercise price of any incentive stock option shall be at least 110% of the fair market value of such shares on the date of grant. The option exercise price is payable by check or by bank draft made payable to the order of the Company or in shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the

Committee) equal to the option price for the shares being purchased. The average for the bid and asked price for common stock on November 14, 1997 as reported by the NASD's OTC Electronic Bulletin was [ ].

OPTION TERM

        No option shall be exercisable after the expiration of ten years from the date it was granted. Incentive stock options granted to any employee owning more than 10% of the combined voting power of all classes of stock of the Company will expire five years from the date such option is granted.

TERMINATION OF OPTION

        Options granted under the Plan are contingent upon continued employment by the Company or an affiliate of the Company or continued relationship as a director or consultant; however, if the employment or other relationship is terminated after 12 months from the date of the grant of the option, the optionee has the right to exercise his or her option at any time within a three month period after such termination, but only to the extent that the optionee was entitled to exercise the option immediately prior to such termination. If the optionee dies, the option may be exercised at any time within 18 months following his or her death by his or her estate or by the person or persons to whom his or her rights under the option passed by law or by laws of descent or distribution, but only to the extent that such option was exercisable by the optionee on the date of optionee's termination or within not more than three months after such termination. If an optionee becomes permanently and totally disabled, the option may be exercised at any time within 12 months following such disability, but only to the extent that such option was exercisable by the optionee on the date of the optionee's termination or within not more than three months after such termination.

AMENDMENT OF PLAN

        The Board of Directors may terminate or amend the Plan at any time as it deems advisable, provided, however, that no amendment to the Plan which would materially (i) impair any options previously granted, (ii) increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (iii) increase the benefits accruing to options under the Plan or (iv) modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price, may be made without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

    Federal income tax laws have frequently been revised and may be changed again in the future. The Company has been advised of the following federal income tax consequences of the grant and exercise of options under the Plan and the disposition of shares issued thereunder in existence as of the date that this Proxy Statement is being printed.

    Incentive Stock Options. There are no tax consequences to the optionee upon the grant of an incentive stock option pursuant to the procedures set forth in the Plan. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the share at the time of exercise exceeds the option exercise price is included in the optionee's alternative minimum taxable income (unless the shares are sold in the same taxable year), possibly giving rise to alternative minimum tax.

    If the shares of Common Stock acquired are not disposed of within two years from the date the incentive stock option was granted or within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss.

    If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the share on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts, or sales to related persons), is taxed as ordinary income and the Company will be entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than 18 months. Persons that may be subject to the application of the provisions of Section 16(b) of the Securities Exchange Act of 1934 are subject to certain additional rules.

    Nonstatutory Options. Other than incentive stock options granted under the Plan, all options granted under the Plan will be taxed as nonstatutory options. Upon the grant of a nonstatutory option, no income will be recognized by the optionee and the Company will not be entitled to a deduction. This is because such options are not actively traded on an established market and the fair market value of the option privilege is not easily ascertainable. Upon the exercise of nonstatutory options, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Common Stock acquired exceeds the option exercise price, with the Company being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Persons that may be subject to the application of the provisions of Section 16(b) of the Securities Exchange Act of 1934 are subject to certain additional rules.

    Upon the subsequent disposition of the Common Stock, the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss to the optionee will be characterized as long term or short-term, depending upon whether his or her holding period for tax purposes exceeds 18 months.

        The taxable income recognized upon the exercise of nonstatutory options is subject to withholding for federal income tax purposes. Accordingly, the Company generally must, as a condition to the exercise of a nonstatutory option, deduct from payments otherwise due to the optionee the amount of taxes required to be withheld by virtue of such exercise or require that the optionee pay such withholding to the Company or make other arrangements satisfactory to the Company regarding the payment of such taxes.

        The preceding paragraphs as they relate to the optionee are intended to be merely a summary of the most important Federal income tax consequences of the grant and exercise of options to a U.S. citizen or resident under the Plan and the disposition of shares issued thereunder in existence as of the date that this Proxy Statement is being printed. EACH OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX COUNSEL AS TO THE CONSEQUENCES UNDER FEDERAL, STATE AND LOCAL TAX LAWS FOR THE PARTICULAR OPTIONEE'S CIRCUMSTANCES.

                          APPROVAL OF AMENDMENT TO 1994
                                STOCK OPTION PLAN

        The Company's Board of Directors and stockholders have previously adopted and approved the Plan. A total of 500,000 shares were originally reserved for issuance under the Plan. In 1996, the Board of Directors and the stockholders amended the Plan to increase the number of shares authorized for issuance by 3,500,000 to 4,000,000 shares. In September 1997 the Board of Directors authorized an amendment to the Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 6,000,000 shares, bringing the total number of shares issuable under the Plan to 10,000,000 shares.

        At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,000,000 shares, bringing the total number of shares issuable under the Plan to 10,000,000 shares. The amendment to increase the number of shares issuable under the Plan will enable the Company to continue its policy of granting options as a means to attract and retain highly qualified personnel, to motivate high levels of performance and to recognize key employee accomplishments.

        For a description of the principal features of the Plan, see "1994 Stock Option Plan."

VOTE REQUIRED; BOARD RECOMMENDATION

        The approval of the amendment to the Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                   APPROVAL OF AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION OF THE COMPANY TO INCREASE
                      THE AUTHORIZED SHARES OF COMMON STOCK

        In September 1997, the Board of Directors authorized an amendment, subject to stockholder approval, to the Company's Certificate of Incorporation (the "Certificate"), to increase the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 to 120,000,000.

        The Board of Directors considers it both desirable and essential to have additional shares of Common Stock available for issuance from time-to-time. The Board also advises stockholders that failure to approve the amendment could have a material adverse effect on the Company, its business and results of operations.

OUTSTANDING SHARES; SHARES RESERVED FOR FUTURE ISSUANCE; AND SHARES TO BE RESERVED OR ISSUABLE UPON THE INCREASE IN AUTHORIZED SHARES

        As of November 14, 1997, the Company had 56,413,405 shares of Common Stock outstanding. An additional 3,586,595 shares were reserved for future issuance under the Company's stock option plans and pursuant to other options and warrants thereby reserving the balance of the 60,000,000 authorized shares of Common Stock. The Company cannot issue any additional shares of Common Stock at this time other than through the exercise of shares reserved for options and other warrants.

        The Company also has existing obligations and agreements that require the Company to take actions to increase its authorized shares and issue shares, when available, at the election of existing security holders. The terms of these securities and the related obligations are summarized as follows:

    Prepaid Warrants - In June-August 1996, the Company sold warrants ("Prepaid Warrants") with a face value of $3,805,900. The Prepaid Warrants were exercisable, without further cash payment, into shares of the Common Stock of the Company at the lessor of $0.70 per share (with respect to $805,900 of Prepaid Warrants) and $0.69125 per share (with respect to $3,000,000 of Prepaid Warrants) or a 30% discount to the five day average closing bid price of the Common Stock on the day prior to exercise. The exercise price of the Prepaid Warrants was further discounted by 7% per year and for other events until the Prepaid Warrants were exercised. As a result of the decline in the market price of the Common Stock following the issuance of the Prepaid Warrants, the number of shares of Common Stock issued upon exercise of the Prepaid Warrants was significantly dilutive to existing stockholders and has caused the Company to be contractually committed to further issuance of Common Stock beyond the amount of shares that are currently authorized.

    To date, Prepaid Warrant holders have exercised Prepaid Warrants with a face value of $2,792,944 into 30,980,553 shares of Common Stock (inclusive of penalties and discounts). The balance of the remaining three Prepaid Warrants presently outstanding is $1,012,956 (face value). In determining the number of shares of Common Stock to be issued upon exercise, the Company adjusts the face value of the Prepaid Warrants upward to reflect penalties and the 7% annual discount. The adjusted value of the Prepaid Warrants is approximately $1.25 million.

    In August 1997, the Company suspended the Prepaid Warrant holder's ability to exercise Prepaid Warrants pursuant to their terms due to the lack of authorized shares in excess of those reserved for other warrants and options. The suspension extends the term of the Prepaid Warrants for the suspension period and provides such holders the benefit of the lower of the price at suspension or after the suspension is cured. The Company is obligated to take such corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock.

    In September 1997, the remaining three Prepaid Warrant holders executed Amendment No. 1 to the Common Stock Warrant. Among other terms, the Amendment fixes the exercise price at $0.0875 per share subject to certain adjustments. The fixed price of $0.0875 per share may be adjusted down (i) to 80% of the market price following certain changes in the Company's Common Stock including a reverse stock split, and (ii) to the price at which new securities are issued if at a price below $0.0875 per share. At the fixed price of $0.0875 per share the remaining Prepaid Warrants ($1.25 million, as adjusted) are convertible into approximately 14.4 million shares as of October 31, 1997. The number of shares issuable further increases by 7% per annum. The original expiration of the Prepaid Warrants was in July and August 1999, however, such date is currently being extended during the suspension period as described above.

    Under terms of Amendment No. 1, as modified, the Company issued 1,000,000 shares of Common Stock to Prepaid Warrant holders in September 1997 and an additional 1,000,000 shares of Common Stock in October 1997 from shares previously reserved for other warrants and options. The Company has also agreed to hold a stockholders meeting or otherwise conduct a consent solicitation to increase the authorized number of shares on or before January 5, 1998 and have sufficient shares authorized by February 15, 1998. Failure by the Company to meet these conditions allows the Prepaid Warrant holders, at their option, to nullify the Amendment.

    Upon approval of this Amendment to the Certificate the Company intends to reserve approximately 16.1 million shares of Common Stock for future issuance pursuant to the Prepaid Warrants. This amount includes the shares currently issuable plus an amount representing the 7% discount through the estimated term of the Warrants. The actual shares issuable could be greater should the proposed amendment not be approved and the Prepaid Warrant holders elect to nullify Amendment No. 1 to the Common Stock Warrant or should the Company elect to effect a reverse stock split or make other adjustments prior to exercise. The Board of Directors has no current plans to effect a reverse split and any such action would require the approval of the stockholders.

    Secured Promissory Notes With Limited Conversion Features and Warrants on Conversion In June 1997, the Company issued $500,000 of 12% secured promissory notes ("Notes") for cash with the proceeds used to assist the Company to complete its financial restructuring. Interest is payable quarterly in cash and the Notes are due on September 30, 1999. The Notes are collateralized by the Company's issued and pending patents and the Flashback technology. The Notes may become convertible only when and if allowable under the terms of the Prepaid Warrants and when sufficient authorized stock is available. The conversion price is pegged to the lowest Prepaid Warrant exercise price, as may be adjusted, and is currently fixed at $0.0875 per share, when and if convertible. Upon a distribution in shares, subdivision, split-up, combination, reclassification or other change in the Common Stock the conversion price of the Notes is the lesser of $0.0875 (or lower amount effective at the time) or 70% of the average closing bid price of the Common Stock for the 20 trading days after each such event.

    The Notes would become convertible into 5,714,286 shares of Common Stock upon the approval of this Amendment. The Company may force conversion of the Notes if the closing bid price of the Company's Common Stock is greater than $0.75 per share for ten consecutive days and certain other conditions are met. Upon conversion, the Company is obligated to issue to each holder a warrant exercisable into the number of shares so converted at the conversion price, such warrants exercisable for a period of three years from issuance.

    Upon approval of the proposed amendment, the Company intends to reserve 5,714,286 shares of Common Stock for conversion of the Notes. The actual shares issuable upon conversion of the Notes could be greater should the proposed amendment not be approved and the Prepaid Warrant holders described above elect to nullify Amendment No. 1 to the Common Stock Warrant or should the Company elect to effect a reverse stock split or otherwise adjust the shares of Common Stock whereupon the number of shares issuable under both the Notes and the Prepaid Warrants would be subject to adjustments. The Board of Directors has no current plans to effect a reverse stock split and any such action would require the approval of the stockholders.

    Series A Redeemable Convertible Preferred Stock - In September 1997, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock with the Delaware Secretary of State, designating 100,000 shares of its preferred stock ("Series A Stock"). As of November 14, 1997, a total of 99,500 shares of Series A Stock had been sold for cash at $10.00 per share for gross proceeds of $995,000.

    The Series A Stock has voting rights equal to the number of shares of Common Stock into which the Series A Stock is convertible, currently 114.28571 votes per preferred share. Dividends of 8% per annum are cumulative and may be payable in cash or shares of Common Stock, at the Company's election. The Series A Stock has a liquidation preference of $10.00 per share, plus accrued and unpaid dividends, with no participation after the preference is paid.

    The Series A Stock is convertible into shares of Common Stock computed by dividing $10.00 plus accrued and unpaid dividends by the lesser of (i) $0.0875 or (ii) 80% of the average closing bid price for the Common Stock for the ten trading days immediately following any and each distribution in shares, subdivision, split up, combination, reclassification, or other change in Common Stock.

    The Company is required to redeem the Series A Stock on September 1, 2000 ("Mandatory Redemption Date") and upon the occurrence of certain other events. The Company may redeem the Series A Stock earlier only if there are sufficient shares available for conversion of the Series A Stock. The redemption price is $10.00 per share plus accrued and unpaid dividends if there are sufficient shares available for conversion of the Series A Stock, otherwise the redemption price is equal to the greater of (i) $10.00 per share plus accrued and unpaid dividends or (ii) an amount equal to a five day market price multiplied by the shares into which the Series A Stock would be convertible if shares were authorized, plus a 10% premium. If sufficient shares of Common Stock for conversion of the Series A Stock are not authorized by March 31, 1998, the dividend rate shall be increased to 12% until sufficient shares are authorized and the Mandatory Redemption Date shall be accelerated to December 31, 1998.

    Based on the 99,500 shares of Series A Stock currently outstanding, upon approval of the proposed amendment, the Company intends to reserve approximately 14,200,000 shares of Common Stock for conversion of the Series A Stock based on the current conversion price and assuming estimated dividends to the Mandatory Redemption Date of September 1, 2000 are converted to shares of Common Stock. The shares to be reserved could increase should the Board of Directors issue additional shares of Series A Stock. The actual shares issuable upon conversion of the Series A Stock could be greater should the Company elect to effect a reverse stock split or otherwise adjust the Common Stock whereupon the number of shares of Common Stock issuable under the Series A Stock described above would be subject to adjustment. The Board of Directors has no current plans to effect a reverse stock split and any such action would require the approval of the stockholders.

        The Company does not have any authorized and unissued shares of Common Stock that have not been reserved for issuance to meet its immediate needs under the above existing agreements. Nor can the Company raise additional money, make acquisitions or take any other action requiring the issuance of its Common Stock unless the authorized number of shares of Common Stock is increased.

        Based on the above three agreements, the Company requires 39,600,881 shares of Common Stock solely to be reserved to meet the Company's obligations to such security holders, as follows:


           Existing Options and other Warrants, as adjusted     3,586,595
           Prepaid Warrants                                    16,100,000
           12% Convertible Notes                                5,714,286
           Series A Stock                                      14,200,000
                                                               ----------
                                                               39,600,881
                                                               ==========

        The actual shares issuable for outstanding securities could be more or less depending upon a variety of factors. (See paragraphs below for additional discussion of the consequences of failure to authorize such shares). Accordingly, upon approval of the proposed amendment, and assuming no other changes, the Company would have 56,413,405 shares of Common Stock outstanding with a total of 39,600,881 shares reserved for future issuance.

    If the proposal is approved to increase by 6,000,000 the number of shares issuable pursuant to the Plan is approved, another 8,460,316 shares would be reserved for issuance thereunder consisting of the shares currently unissued from the Plan and the proposed increase in shares.

REASONS FOR THE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    In addition to meeting the requirements of having sufficient shares of Common Stock as outlined by agreements in the preceding paragraphs, the Board of Directors believes there are also a number of important business reasons for increasing the number of shares of Common Stock available.

        The authorized number of shares of Common Stock currently available is not sufficient to meet existing obligations or enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. Further, the Board of Directors believes the availability of additional shares of Common Stock will help enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. An important component of the Company's business strategy is to develop and market new products and technologies. These efforts will require recruitment of additional technical personnel which are in high demand and short supply in the San Diego area. The availability of stock-based incentives is a critical element in attracting, motivating and retaining technical and executive talent.

        The Company does not, as of the date of this Proxy Statement, have any agreements with respect to future acquisitions that would require the issuance of shares of the Company's Common Stock.

        The Board of Directors believes the availability of authorized but unissued Common Stock can be of considerable value. Because of the Company's existing contractual requirements and its current financial condition, the unavailability of authorized but unissued Common Stock will have a material adverse impact on the Company and its business.

CONSEQUENCES OF FAILURE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Company is obligated by the terms of the Prepaid Warrants and the Series A Stock to seek stockholder approval for the authorization of additional shares of Common Stock. The terms of the Prepaid Warrants require the Company to take immediate corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock to a sufficient number, including without limitation, engaging in best efforts to obtain requisite stockholder approval. By further agreement with the Prepaid Warrant holders, should the Company not have sufficient shares authorized by February 15, 1998, the holders, at their option, may nullify the terms of Amendment No. 1 to the Common Stock Warrants fixing the conversion price subjecting the Company to indeterminate and possibly significant dilution from future exercises of Prepaid Warrants in the future.

        The Series A Stock designation requires that the Company take all appropriate corporate action to authorize additional shares of its Common Stock, to be reserved and kept available for issuance upon the conversion of the Series A Stock.

        Failure to obtain the approval for this Amendment could subject the Company to liability under the above or other agreements and potential litigation. Any litigation, should it occur, could have a material adverse impact on the Company and its business.

        The Board of Directors believes that it has been at a disadvantage in negotiating the terms of recent required fundings including the issuance of the Notes and the Series A Stock due to the lack of sufficient shares of Common Stock. The uncertainty regarding the availability of shares of Common Stock, the Company's losses and lack of collateral makes the prospects of future financings unlikely without additional authorized Common Stock.

        The Notes provide that should they not be convertible at maturity (September 30, 1999, subject to acceleration in certain events) then the Company shall pay in cash an amount equal to the amount that would be realizable assuming conversion of the Notes and exercise of the underlying warrants had occurred at the most favorable price and sales at the most advantageous prices. Accordingly, the lack of additional shares of Common Stock prior to Note maturity could expose the Company to material payments on the Notes above and beyond the $500,000 principal and interest. It is unlikely that the Company can generate from operations sufficient funds to meet any such obligation or refinance the Notes without additional authorized shares of Common Stock.

        The Series A Stock provides for an accelerated Mandatory Redemption Date of December 31, 1998 should sufficient authorized shares not be available by March 31, 1998. The redemption price payable in cash for each share of Series A Stock is the greater of (i) $10.00 per share plus accrued and unpaid dividends or (ii) an amount equal to a five day market price multiplied by the shares into which the Series A Stock would be convertible if shares were authorized, plus a 10%
premium. It is unlikely that the Company can generate from operations sufficient funds to meet any such obligation nor finance the redemption without additional authorized shares of Common Stock.

        As can be seen from the above paragraphs, failure to approve the Amendment to the Company's Certificate of Incorporation may result in the Company being required to immediately hold another stockholder meeting or consent solicitation at its expense to attempt to increase the authorized shares to meet its obligations and to prevent the mandatory redemption of the Series A Stock on December 31, 1998 and additional payments due on the maturity of the Notes at September 30, 1999 or sooner. Failure to obtain approval of this Amendment and the triggering of any of these events could have a material adverse effect on the Company, its business and results of operations. Also the Company will be unable to raise additional money, attract personnel with stock-based incentives, make acquisitions or take any other action requiring the issuance of its Common Stock unless the authorized number of shares of Common Stock is increased.

        The Board of Directors believes that under such circumstances as described above it may be unable to continue as a going concern. In such event, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy with material adverse impact on the stockholders.

EFFECT OF AMENDMENT ON EXISTING STOCKHOLDERS

        The increase of authorized shares of Common Stock will not alter the par value of the Common Stock or the rights of stockholders.

        Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from the Company except as may be required by the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing shares. Depending on the circumstances, issuance of additional shares of Common Stock could result in substantial dilution of the existing stockholders' ownership interests in the Company. The Board of Directors does not intend to issue any shares of Common Stock except to meet its obligations and on terms which the Board deems to be in the best interests of the Company and its then existing stockholders. The stockholders do not have pre-emptive rights to purchase additional shares of Common Stock nor will they have any such rights as a result of this proposal.

VOTE REQUIRED; BOARD RECOMMENDATION

        The approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock on the record date. THEREFORE, FAILURE TO VOTE HAS THE SAME EFFECT AS A NEGATIVE VOTE.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        For the 1997 fiscal year, Ernst & Young provided audit services which included examination of the Company's annual financial statements, timely review of unaudited quarterly financial information and assistance and consultation in connection with the Company's registration statements on Form SB-2 and Form S-8 filed with the Commission. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendations of the Audit Committee, the Board has selected Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1998. The stockholders are being requested to ratify such selection at the Annual Meeting.

                         FINANCIAL AND OTHER INFORMATION

        The Company's Annual Report on Form 10-KSB for the year ended March 31, 1997, including the annual statements, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, constitutes the annual report to shareholders and is being mailed with this Proxy Statement. Also accompanying this Proxy Statement is the Company's quarterly report on Form 10-QSB for the second fiscal quarter ended September 30, 1997.

        UPON REQUEST AND PAYMENT OF A REASONABLE FEE TO COVER THE COMPANY'S EXPENSES, THE COMPANY WILL FURNISH ANY PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF THE RECORD DATE, A COPY OF ANY EXHIBIT TO THE FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1997. ANY SUCH WRITTEN REQUEST MAY BE ADDRESSED TO ROBERT PUTNAM, SECRETARY, NORRIS COMMUNICATIONS, INC., 13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128. THE WRITTEN REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY.

                DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                               1998 ANNUAL MEETING

        Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1997 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 13114 Evening Creek Drive South, San Diego, California 92128 and in any event not later than July 17, 1998. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter and, further provided that, only proxies voting for approval of the amendments to the Plan and Certificate of Incorporation may be voted to adjourn the meeting. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                  MISCELLANEOUS

        The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company may also elect to engage a proxy solicitation firm to assist in the solicitation of proxies and such firm may be compensated for their efforts on behalf of the Company. The Company anticipates that a proxy solicitation firm can be retained on a fixed fee basis for an amount not to exceed $10,000. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.



                                      By Order of the Board of Directors


                                      /s/ ALFRED H. FALK
                                      ----------------------------------
                                      Alfred H. Falk
San Diego, California                 President
November 20, 1997

                           NORRIS COMMUNICATIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 11, 1997


The undersigned stockholder of Norris Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 20, 1997, and hereby appoints Elwood G. Norris, Alfred H. Falk and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Norris Communications, Inc., to be held on December 11, 1997, at 2:00 p.m., local time, at the Rancho Bernardo Inn, located at 17550 Bernardo Oaks Drive, San Diego, California 92128, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. ELECTION OF DIRECTORS: _____FOR all nominees listed below
                                (except as indicated)

                          _____WITHHOLD AUTHORITY to vote
                               for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

               Elwood G. Norris, Alfred H. Falk and Robert Putnam.


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000 TO AN AGGREGATE OF 10,000,000 SHARES.

   ___ FOR                    ___ AGAINST                         ___ ABSTAIN


3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 60,000,000 TO 120,000,000.

   ___ FOR                    ___ AGAINST                         ___ ABSTAIN


4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998:

   ___ FOR                    ___ AGAINST                         ___ ABSTAIN


and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.


                           (Continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000 SHARES TO AN AGGREGATE OF 10,000,000 SHARES, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 60,000,000 TO 120,000,000, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TELEPHONE NUMBER OF THE COMPANY IS (619) 679-1504 AND ITS FACSIMILE NUMBER IS (619) 486-3922.

                                       DATED:            , 1997



                                             -----------------------------------
                                                         Signature




                                             -----------------------------------
                                                         Signature

                                             (This Proxy should be marked, dated
                                             and signed by the stockholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign).










                           NORRIS COMMUNICATIONS, INC.
          13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128
                           TELEPHONE - (619) 679-1504
                           FACSIMILE - (619) 486-3922



                                       2